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                                                                   EXHIBIT 10.10



       FIRST AMENDMENT AND CONFIRMATION REGARDING STOCK PURCHASE AGREEMENT

         This amendment ("Amendment") is made and entered into on this 9th day of October, 2000 by and between Mutual Insurance Corporation of America, a Michigan Mutual Insurance Corporation ("Buyer"), and William B. Cheeseman ("Cheeseman") in order to amend the stock purchase agreement dated August 31, 1999 entered into by and between Buyer, Cheeseman and William J. Gaugier ("Gaugier") a Michigan resident (the "Agreement"). Except as otherwise provided herein, capitalized terms not expressly defined in this Amendment shall have the meanings ascribed to them in the Agreement.

                                    RECITALS:

         A. Buyer and Cheeseman entered into the Agreement which provides for the sale by Cheeseman and Gaugier and purchase by Buyer of the Shares of capital stock of Stratton-Cheeseman Management Company, Inc., a Michigan Corporation.

         B. Section 11.11 of the Agreement provides that it may be amended only by a written agreement executed by the party being charged with the amendment.

         C. Buyer and Cheeseman desire to amend Section 1.3 of the Agreement and to confirm actions related to Section 1.3.7 of the agreement.

 NOW THEREFORE, Buyer and Cheeseman agree to amend the Agreement and to confirm certain matters affecting it as follows:

         1. Effective as of the date hereof, Section 1.3.5 of the Agreement is deleted in its entirety, and Buyer and Cheeseman shall have no further rights or obligations under such provisions of the Agreement.

         2. Cheeseman confirms to Buyer that to the extent a Change in Control occurs as defined in Section 10.6 of the Agreement due to the proposed conversion of Buyer into a stock company, the formation of a parent company to hold all of the Buyer's capital stock following the conversion and/or the stock offerings to policyholders and others, he irrevocably waives any right to accelerate payment of the unpaid Annual Payments as a result of such Change in Control. Cheeseman further confirms that he makes this irrevocable waiver knowingly, willingly, and without any compulsion by Buyer, and that Buyer is entitled to rely on it for any purpose it deems necessary.


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         3.   Cheeseman and Buyer confirm to one another that his irrevocable waiver described in subparagraph 2, above, does not constitute a waiver in connection with any change in the board of directors or any other Change in Control, or of any other rights either may have under the Agreement.

         4. Except as amended herein, all other terms, covenants and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.


         IN WITNESS WHEREOF, Buyer and Cheeseman have executed this Amendment on the day and year first above written.


WITNESS:                                 BUYER:

                                         MUTUAL INSURANCE
                                         CORPORATION OF AMERICA, a
                                         Michigan Mutual Insurance Company

  /s/Gloria M. Kokic                     BY:  /s/Monte Jahnke
-----------------------                      ----------------

                                         ITS:    Secretary
                                              ------------




WITNESS:                                 CHEESEMAN:

  /s/Karen I. Guiles                      /s/William B. Cheeseman
-----------------------                  -----------------------
                                         WILLIAM B. CHEESEMAN